Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On March 26, 2026 (the “Closing Date”), Viskase Holdings Inc. (formerly known as Enzon Pharmaceuticals, Inc.) (the “Combined Company”) consummated the previously announced transactions pursuant to the Agreement and Plan of Merger, dated as of June 20, 2025, by and among Enzon Pharmaceuticals Inc. (“Enzon”), EPSC Acquisition Corp. (“Merger Sub”) and Viskase Companies, Inc. (“Viskase”), as amended on October 24, 2025. Both the initial and amended Merger Agreement are collectively referred to herein as the Merger Agreement. The transactions contemplated by the Merger Agreement are hereinafter referred to as the “Merger”. The Merger Agreement and related agreements provide for the following:

Prior to the effective time of the Merger (the “Effective Time”) the following occurred:

•	Concurrently with the execution of the initial Merger Agreement, Icahn Enterprises Holdings L.P. and certain of its affiliates (together, the “IEH Parties”) entered into an initial Support Agreement with Enzon and Viskase which was subsequently amended on October 24, 2025 (as amended, the “IEH Support Agreement”), pursuant to which the IEH Parties agreed to, among other things, and subject to certain exceptions, deliver to Enzon each share of Enzon’s Series C Non-Convertible Redeemable Preferred Stock, par value $0.01 per share (the “Enzon Series C Preferred Stock”)beneficially owned by the IEH Parties in exchange for a number of shares of Enzon Common Stock equal to (i) the aggregate liquidation value of such shares of Enzon Series C Preferred Stock divided by (ii) the Enzon 20-day volume weighted average price of the Enzon Common Stock.

Accordingly, pursuant to the terms of the Merger Agreement and the IEH Support Agreement, on March 25, 2026, each share of Enzon Series C Preferred Stock beneficially owned by the IEH Parties was exchanged for shares of Enzon Common Stock at its liquidation value based upon the 20-day volume weighted average price of the Enzon Common Stock prior to execution of the amendment to the Merger Agreement. Accordingly, as of March 25, 2026, 5,658,396 shares of Enzon Common Stock were issued the IEH Parties in respect of the 39,277 shares of Enzon Series C Preferred Stock previously held the IEH Parties.

•	The Merger Agreement also required that Enzon use commercially reasonable efforts to commence an exchange offer for the shares of Enzon Series C Preferred Stock that were held by all holders other than the IEH Parties no less than twenty-five (25) business days prior to the Closing Date. Pursuant to this requirement, Enzon commenced, on January 30, 2026, an offer to each holder of Enzon Series C Preferred Stock, other than the IEH Parties, to exchange each such share of Enzon Series C Preferred Stock for a number of shares of Enzon Common Stock equal to (i) the aggregate liquidation value of the share divided by (ii) $7.83, which reflects the Enzon 20-Day volume weighted average price calculated in accordance with the Merger Agreement (the “Series C Exchange Offer”).

Of the 723 shares of Enzon Series C Preferred Stock held by non-IEH Parties, holders of 339 shares elected to participate in the Series C Exchange Offer and exchanged such shares for shares of Enzon Common Stock. The holders of the remaining 384 shares of Enzon Series C Preferred Stock did not elect to exchange their shares, and those shares remained outstanding following the Closing Date.

•	On March 11, 2026, a majority of the holders of Enzon Common Stock approved the 1-for-100 reverse stock split (the “Reverse Stock Split”). On March 24, 2026, Enzon effectuated the Reverse Stock Split pursuant to which every one hundred (100) shares of Enzon’s issued and outstanding shares of Enzon Common Stock were combined into one (1) share of Enzon Common Stock.

•	On March 25, 2026, the post-Reverse Stock Split shares of Enzon Common Stock began trading on the OTCQB. The Enzon Common Stock traded under the symbol “ENZND” for a temporary period which ended on the close of business on April 22. 2026. After the end of the temporary period, the Company reverted back to its original trading symbol of “ENZN” commencing on April 23, 2026. The Company intends on or around July 21, 2026, the earliest date on which it is able, to request to change its trading symbol to “VKSE” to better align with its current name and operations. In addition, the Company continues to work with the OTC in order to secure its continued listing on the OTCQB in connection with its re-application following the Merger, although there can be no assurance that the Company will be able to secure the trading symbol “VKSE” or its continued listing on the OTCQB.

At the Effective Time, the following occurred:

•	Merger Sub merged with and into Viskase, with Viskase surviving the Merger as a wholly owned subsidiary of Enzon and the separate corporate existence of Merger Sub ceased.

•	Each share of Viskase Common Stock issued and outstanding immediately prior to the Merger (other than shares held by holders that properly exercise dissenters rights, shares held in treasury, and shares held by Enzon) was automatically converted into the right to receive 0.049118 shares of Enzon Common Stock.

Promptly after the Effective Time, the following occurred:

•	Enzon filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware to change its name to “Viskase Holdings, Inc.”

•	Enzon caused Viskase, to be converted from a Delaware corporation into a Delaware limited liability company through a statutory conversion permitted under Delaware law. The corporate existence of Viskase continued unaffected and unimpaired by the conversion, except that, upon the consummation of the conversion, all of the outstanding shares of Viskase Common Stock were converted into limited liability company interests. Because Viskase was a wholly owned subsidiary of Enzon at the Effective Time, Enzon became the sole member of Viskase following the conversion.

•	The Combined Company refers to Enzon, which was renamed Viskase Holdings, Inc. in connection with the Closing. The designation as the Combined Company reflects the post-Merger structure, but the underlying corporate entity and share structure remain unchanged from Enzon prior to the Effective Time. The Combined Company remains the same legal entity as Enzon, with no changes to its authorized shares, par value or issued and outstanding shares.

Exchange Ratio

At the Effective Time, each outstanding share of Viskase Common Stock (other than shares of Viskase Common Stock (i) held by Viskase as treasury shares, (ii) owned by Enzon, Merger Sub or a wholly owned subsidiary of Viskase, Enzon or Merger Sub immediately prior to the Effective time and (iii) dissenting Viskase shareholders) automatically converted into the right to receive a number of shares of Enzon Common Stock equal to the Exchange Ratio (as defined in the Merger Agreement). The Exchange Ratio is calculated as (i) the Viskase Closing Share Number (as defined in the Merger Agreement) divided by (ii) the number of issued and outstanding shares of Viskase Common Stock immediately prior to the Effective Time.

The tables below present the calculation of the Exchange Ratio and related calculations:

Shares
Viskase Closing Share Number(1)	7,882,387
Number of issued and outstanding shares of Viskase Common Stock immediately prior to the Effective Time	160,479,226
Exchange Ratio	0.049118

(1)	The Viskase Closing Share Number is calculated as follows, pursuant to the terms of the Merger Agreement:

Shares
Enzon Common Stock outstanding subsequent to the Reverse Stock Split(1)	742,005
Enzon Common Stock issued in IEH Share Exchange(2)	5,658,396
Enzon Common Stock issued in Series C Exchange Offer(2)	48,832
Shares of Enzon Common Stock issued and outstanding immediately prior to the Effective Time	6,449,233
Divided by: 0.45	0.4500
Total Closing Share Number	14,331,620
Minus: Number of shares of Enzon Common Stock issued and outstanding immediately prior to the Effective Time	(6,449,233)
Viskase Closing Share Number	7,882,387

(1)	Consists of 742,005 shares of Enzon Common Stock issued to the current holders of Enzon Common Stock following the Reverse Stock Split. The 74,214,603 shares of Enzon Common Stock were be adjusted using a 1-for-100 Reverse Stock Split ratio.

(2)	The Enzon Common Stock issued in the IEH Share Exchange and the Series C Exchange Offer is determined as follows, pursuant to the Merger Agreement and IEH Support Agreement:

Aggregate Liquidation Preference of Enzon Series C Preferred Stock held by IEH Parties(1)	$44,305,242
Enzon 20-day volume weighted average price(2)	$7.83
Enzon Common Stock issued in IEH Share Exchange	5,658,396

(1)	The aggregate Liquidation Preference of Enzon Series C Preferred Stock held by IEH Parties is calculated as (A) (i) the historical Liquidation Preference of $1,115 per share as of December 31, 2025, plus (ii) the prorated 5% annual increase in the Liquidation Preference per share from December 31, 2025 through the exchange date, of approximately $13 per share (resulting in a Liquidation Preference per share of $1,128 as of the exchange date), pursuant to the Certificate of Designation of Series C Non-Convertible Redeemable Preferred Stock of Enzon, multiplied by (B) the number of shares of Enzon Series C Preferred Stock beneficially owned by IEH Parties.

(2)	Refer to Note 3(i) for the calculation of the Enzon 20-day volume weighted average price in the 1-for-100 Reverse Stock Split.

Aggregate Liquidation Preference of Enzon Series C Preferred Stock held by non-IEH Parties(1)	$382,399
Enzon 20-day volume weighted average price(2)	$7.83
Enzon Common Stock issued in Series C Exchange Offer	48,832

(1)	The aggregate Liquidation Preference of Enzon Series C Preferred Stock held by non-IEH Parties is calculated as (A) (i) the historical Liquidation Preference of $1,115 per share as of December 31, 2025, plus (ii) the prorated 5% annual increase in the Liquidation Preference per share from December 31, 2025 through the exchange date of approximately $13 per share (resulting in a Liquidation Preference per share of $1,128 as of the exchange date) pursuant to the Certificate of Designation of Series C Non-Convertible Redeemable Preferred Stock of Enzon, multiplied by (B) the number of shares of Enzon Series C Preferred Stock beneficially owned by non-IEH Parties.

(2)	Refer to Note 3(i) for the calculation of the Enzon 20-day volume weighted average price in the 1-for-100 Reverse Stock Split.

Viskase Securities Purchase Agreement

•	In January 2026, Viskase entered into a securities purchase agreement (the “Securities Purchase Agreement”) with American Entertainment Properties Corp., an affiliate of Carl C. Icahn (“AEP”), pursuant to which it issued and sold 25,862,069 shares of its common stock at a purchase price of $0.58 per share, resulting in aggregate cash proceeds of approximately $15.0 million.

Other Material Events

•	Under the terms of the Merger Agreement, Enzon was required to have Cash on Hand as of the Closing Date of an amount that is equal to the Minimum Cash Condition, which is defined as an amount equal to or greater than $40,000,000.

As of the Closing Date, on March 26, 2026, Enzon had $40.9 million of Cash on Hand, which satisfied the Minimum Cash Condition.

In order to reflect that the Minimum Cash Condition was satisfied as of the Closing Date, the unaudited pro forma condensed combined balance sheet has been adjusted to reflect changes to Enzon’s Cash on Hand from December 31, 2025 through the Closing Date. These adjustments include:

o	Actual interest and dividend income earned on Enzon’s invested cash and cash equivalents from January 1, 2026 through the Closing on March 26, 2026 of $0.4 million.

o	Actual cash disbursements for Enzon’s general and administrative costs from January 1, 2026 through the Closing Date on March 26, 2026 of $0.4 million.

•	On March 26, 2025, Viskase announced a plan to cease production in its plant in Osceola, Arkansas, with the operations ceasing effective April 30, 2025 (the “Plant Closure”) with winddown activities continuing through June 2025. In connection with the Plant Closure, Viskase moved the equipment and personnel from the Osceola plant to existing sites to maintain a materially similar company-wide productive capacity after the Plant Closure. Viskase settled the remaining $0.2 million of accrued plant restructuring costs prior to the Closing Date.

Additional Information Related to the Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared based on Enzon’s and Viskase’s historical financial statements as adjusted to give effect to the Merger, and the events described above in the sections “Viskase Securities Purchase Agreement” and “Other Material Events.” The unaudited pro forma condensed combined balance sheet as of December 31, 2025 gives pro forma effect to the Merger as if it had occurred on December 31, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of December 31, 2025 are assumed to have been made on January 1, 2025 for the purpose of adjusting the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•	the historical audited financial statements of Enzon as of and for the year ended December 31, 2025 and the related notes included in Enzon’s Form 10-K filed with the SEC;

•	the historical audited financial statements of Viskase as of and for the year ended December 31, 2025 and the related notes included elsewhere in this Form 8-K/A; and

•	other information relating to Enzon and Viskase contained in Enzon’s Form 10-K, “Enzon’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Viskase’s annual report attached to this Form 8-K/A, “Viskase’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Closing and the events described above in the sections “Viskase Securities Purchase Agreement” and “Other Material Events” taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Enzon. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes to the unaudited pro forma condensed combined financial information. If the actual facts are different than these assumptions, the amounts and shares outstanding in the unaudited pro forma condensed combined financial information that follows will be different, and those changes could be material.

Except where the context otherwise indicates, the information concerning Enzon contained in or incorporated by reference into this unaudited pro forma condensed combined financial information has been provided by Enzon, and the information concerning Viskase contained in this unaudited pro forma condensed combined financial information has been provided by Viskase.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 31, 2025

(In thousands, except for share data)	Enzon Pharmaceuticals, Inc. Historical	Viskase Companies, Inc. Historical	Viskase Securities Purchase Agreement	Notes		Adjustments for Other Material Events	Notes		Other Transaction Accounting Adjustments	Notes		Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$42,574	$9,217	$15,000	3	(aaa)	$362	3	(aa)	$(1,314)	3	(a)	$53,062
	-	-	-			(392)	3	(bb)				-
	-	-	-			(153)	3	(cc)	(375)	3	(e)	-
	-	-	-			-			(607)	3	(b)	-
	-	-	-			-			(11,250)	3	(d)	-
Receivables, net	-	60,182	-			-			-			60,182
Inventories, net	-	96,755	-			-			-			96,755
Other current assets	239	42,494	-			-						42,733
Total current assets	42,813	208,648	15,000			(183)			(13,546)			252,732

Property, plant and equipment	-	482,326	-			-			-			482,326
Less accumulated depreciation	-	(341,022)	-			-			-			(341,022)
Property, plant and equipment, net	-	141,304	-			-			-			141,304
Operating right of use assets, net	-	19,946	-			-			-			19,946
Other assets, net	-	9,842	-			-			-			9,842
Intangible assets, net	-	13,401	-			-			-			13,401
Goodwill	-	3,131	-			-			-			3,131
Deferred income taxes	-	5,870	-			-			-			5,870
Total assets	42,813	402,142	15,000			(183)			(13,546)			446,226

Liabilities and stockholders’ (deficit)/equity
Current liabilities:
Short-term debt	-	141,774	-			-			(11,178)	3	(d)	130,596
Accounts payable	331	44,342	-			-	3	(bb)	238	3	(a)	44,528
	-	-	-			-			(383)	3	(b)	-
Accrued liabilities	400	24,282	-			(41)	3	(bb)	(327)	3	(a)	24,090
	-	-	-			(153)	3	(cc)	(71)	3	(b)	-
Short-term portion operating lease liabilities	-	4,119	-			-			-			4,119
Total current liabilities	731	214,517	-			(194)			(11,721)			203,333
Accrued employee benefits	-	23,597	-			-			-			23,597
Deferred income taxes	-	1,557	-			-			-			1,557
Long-term operating lease liabilities	-	18,111	-			-			-			18,111
Total liabilities	731	257,782	-			(194)			(11,721)			246,598
Mezzanine equity:
Enzon Series C Preferred Stock, $ 0.01 par value; 40,000 shares authorized; 40,000 shares issued and outstanding (liquidation value $ 1,115)	44,607	-	-			-			(44,688)	3	(i)	433
	-	-	-			-			514	3	(g)	-
Stockholders' equity:
Viskase Common stock, $0.01 par value; 150,000,000 shares authorized, 135,422,427 shares issued and 134,617,157 outstanding at December 31, 2025	-	1,346	259	3	(aaa)	-			(1,605)	3	(h)	-
Enzon Common Stock, $ 0.01 par value; 170,000,000 shares authorized; 74,214,603 shares issued and outstanding	742	-	-			-			(735)	3	(f)	-
	-	-	-			-			57	3	(i)	-
	-	-	-			-			(64)	3	(c)	-
Combined Company Common Stock, $0.01 par value	-	-	-			-			79	3	(h)	143
	-	-	-			-			64	3	(c)	-
Additional paid-in capital	70,034	212,037	14,741	3	(aaa)	-			44,631	3	(i)	268,002
	-	-	-			-			(73,662)	3	(h)	-
	-	-	-			-			735	3	(f)	-
	-	-	-			-			-	3	(b)	-
	-	-	-			-			(514)	3	(g)	-
(Accumulated deficit) retained earnings	(73,301)	(11,881)	-			362	3	(aa)	(1,225)	3	(a)	(12,106)
	-	-	-			(351)	3	(bb)	(375)	3	(e)	-
	-	-	-			-			(153)	3	(b)	-
	-	-	-			-			74,890	3	(h)	-
	-	-	-			-			(72)	3	(d)	-
Treasury Stock, at cost (805,270 treasury shares)	-	(298)	-			-			298	3	(h)	-
Accumulated other comprehensive loss	-	(55,361)	-			-			-			(55,361)
Total stockholders' equity attributable to controlling interests	(2,525)	145,843	15,000			11			42,349			200,678
Deficit attributable to non-controlling interest	-	(1,483)	-			-			-			(1,483)
Total stockholders' equity	(2,525)	144,360	15,000			11			42,349			199,195
Total liabilities, mezzanine equity, and stockholders' equity	42,813	402,142	15,000			(183)			(13,546)			446,226

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2025

	Year Ended December 31, 2025	Year Ended December 31, 2025	Transaction Accounting Adjustments
(In thousands, except for share data)	Enzon Pharmaceuticals, Inc. Historical	Viskase Companies, Inc. Historical	Adjustments for Other Material Events	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations	Notes
Net sales	$ -	$ 364,356	$ -		$ -		$ 364,356
Cost of sales	-	(327,601)	-		-		(327,601)
Royalties and milestones, net	-	-	-		-		-
Gross margin	-	36,755	-		-		36,755
Selling, general and administrative	-	52,471	351	4(aa)	1,225	4(b)	59,886
	-	-	-		375	4(d)	-
	-	-	-		153	4(f)	-
	-	-	-		5,311	5(a)	-
General and administrative	1,356	-	-		(1,356)	5(a)	-
Transaction expenses	3,955	-	-		(3,955)	5(a)	-
Amortization of intangibles	-	1,552	-		-		1,552
Asset impairment charge	-	16,659	-		-		16,659
Restructuring expense	-	7,054	-	-	-		7,054
Operating income	(5,311)	(40,981)	(351)		(1,753)		(48,396)
Interest expense, net	-	(9,701)	-		835	4(e)	(8,866)
Interest and dividend income	1,921	-	-		(1,921)	4(a)	-
Loss on extinguishment of debt	-	-	-		(72)	4(e)	(72)
Other expense, net	-	(2,906)	-		-		(2,906)
Income (loss) before income taxes	(3,390)	(53,588)	(351)		(2,911)		(60,240)
Income tax (expense) benefit	(19)	(12,067)	-		10	4(g)	(12,076)
Net income (loss)	(3,409)	(65,655)	(351)		(2,901)		(72,316)
Less: net loss attributable to noncontrolling interests	-	(161)	-		-		(161)
Net income (loss) attributable to controlling interests	$ (3,409)	$ (65,494)	$ (351)		$ (2,901)		$ (72,155)
Dividends on Series C Preferred Stock	(2,124)	-	-		2,104	4(c)	(20)
Net loss available to common stockholders	$ (5,533)	$ (65,494)	$ (351)		$ (797)		$ (72,175)

Enzon Pharmaceuticals, Inc. basic and diluted weighted average common shares outstanding	74,214,603	-	-		-		-
Enzon Pharmaceuticals, Inc. basic and diluted net loss per share	$ (0.07)	$ -	$ -		$ -		$ -
Viskase Companies, Inc. basic and diluted weighted average common shares outstanding	-	134,617,157	-		-		-
Viskase Companies, Inc. basic and diluted net loss per share	$ -	$ (0.49)	$ -		$ -		$ -
Combined Company basic and diluted weighted average common shares outstanding	-	-	-		-		14,331,620	4(h)
Combined Company basic and diluted net loss per share	$ -	$ -	$ -		$ -		$ (5.04)	4(h)

See accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.            Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X, as amended by Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and presents the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Combined Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of Enzon at the Closing inclusive of the events described above in the sections “Viskase Securities Purchase Agreement” and “Other Material Events”. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Merger. Enzon and Viskase had no historical transaction with each other prior to entering into the Merger Agreement. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma adjustments reflecting the Merger and the events described above in the sections “Viskase Securities Purchase Agreement” and “Other Material Events” are based on certain currently available information and certain assumptions and methodologies that the Combined Company believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Both Enzon and Viskase believe that the assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Merger and the events described above in the sections “Viskase Securities Purchase Agreement” and “Other Material Events” based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Included in the shares outstanding and weighted average shares outstanding (for the calculation of pro forma basic net loss per share and diluted net loss per share) as presented in the unaudited pro forma condensed combined financial information are shares of Enzon Common Stock issued to holders of Viskase Common Stock, shares of Enzon Common Stock outstanding following the completion of the agreed upon 1-to-100 Reverse Stock Split, and shares of Enzon Common Stock issued following the completion of the IEH Share Exchange and Series C Exchange Offer.

The table directly below presents ownership based on the shares outstanding on the Closing Date of March 26, 2026 as depicted in the unaudited pro forma condensed combined financial information:

	Shares		% Ownership
Shares held by legacy Viskase common stockholders	7,882,387		55.0%
Shares held by IEH Parties underlying Enzon Series C Preferred Stock subsequent to IEH Share Exchange	5,658,396		39.5%
Shares held by legacy Enzon common stockholders	742,005	(1)	5.2%
Shares held by non-IEH Parties underlying Enzon Series C Preferred Stock subsequent to Series C Exchange Offer	48,832		0.3%
Total shares of Combined Company Common Stock(2)	14,331,620		100.0%

(1)	Consists of 742,005 shares of Enzon Common Stock issued to the current holders of Enzon Common Stock following the Reverse Stock Split. The 74,214,603 shares of Enzon Common Stock outstanding immediately prior to the Closing were adjusted using a 1-for-100 Reverse Stock Split ratio.
(2)	The share counts and ownership percentages presented above exclude the 384 shares of Series C Preferred Stock that were not exchanged for Enzon Common Stock in the Series C Exchange Offer and remain outstanding following the Closing Date. Pursuant to the terms of the Certificate of Designations for the Series C Preferred Stock, which continues to govern the rights of the shares of Series C Preferred Stock that remain outstanding, the holders of the Series C Preferred Stock are not entitled to voting rights and, accordingly, have been excluded from the table above.

2.	Accounting Treatment for the Transaction

Notwithstanding the legal form, the Merger is accounted for as a reverse recapitalization and not a business combination under ASC 805. Under this method of accounting, Enzon is treated as the acquired company for accounting purposes, whereas Viskase is treated as the accounting acquirer. In accordance with this method of accounting, the Merger is treated as the equivalent of Viskase issuing shares for the net assets of Enzon, accompanied by a recapitalization. The net assets of Enzon are stated at historical cost, with no goodwill or other intangible assets recorded, and the operations prior to the Merger are those of Viskase. Viskase has been determined to be the accounting acquirer for purposes of the Merger based on an evaluation of the following facts and circumstances:

•	The legacy Viskase stockholders hold a majority of the voting interest in the Combined Company, with 55.0% of the voting power held by legacy Viskase stockholders;

•	All of the senior management of the Combined Company were members of the senior management of Viskase prior to the Closing;

•	Viskase appointed a majority of the directors to the board of directors of the Combined Company pursuant to the terms of the Merger Agreement, which provided that only two directors of Enzon (Mr. Jordan Bleznick and Mr. Randolph C. Read) would continue as directors of the Combined Company; and

•	The intended strategy of the Combined Company is to focus on Viskase’s core service offerings.

3.	Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2025

The pro forma notes and adjustments are as follows:

Pro Forma Adjustments for Viskase Securities Purchase Agreement:

(aaa)	To reflect the issuance of 25,862,069 shares of Viskase Common Stock at $0.58 per share for gross cash proceeds of approximately $15.0 million pursuant to a securities purchase agreement entered into in January 2026. No issuance costs were incurred in this offering of securities.

Pro Forma Adjustments for Other Material Events:

(aa)	To reflect actual interest and dividend income on Enzon’s invested cash and cash equivalents from January 1, 2026 through the Closing Date of March 26, 2026.

(bb)	To reflect actual cash disbursements for Enzon’s general and administrative costs from January 1, 2026 through the Closing Date of March 26, 2026. This entry includes the payment of accrued expenses of $41 thousand accrued within the historical Enzon balance sheet as of December 31, 2025.

(cc)	To reflect, as a result of the Plant Closure, $0.2 million in remaining accrued restructuring costs paid from December 31, 2025 through the Closing Date. This results in a $0.2 million decrease to accrued liabilities for remaining restructuring expenses accrued as of December 31, 2025 on the Viskase historical balance sheet and a reduction in cash and cash equivalents of $0.2 million.

Pro Forma Other Transaction Accounting Adjustments:

(a)	To reflect (i) transaction costs incurred and expensed by Enzon subsequent to December 31, 2025 through the Closing Date in the amount of $1.2 million, of which $0.2 million remained unpaid as of the Closing Date and are reflected as an increase to accounts payable, (ii) payment of $1.3 million of Enzon transaction costs on or prior to the Closing Date, which includes $1.0 million in transaction costs incurred subsequent to December 31, 2025 and paid on or prior to the Closing Date, and (iii) payment of $0.3 million of transaction costs that were incurred prior to December 31, 2025 that were recorded in accrued liabilities in the historical Enzon balance sheet. The $1.2 million of transaction costs incurred subsequent to December 31, 2025 are not deemed specific incremental costs directly attributable to the offering of securities associated with the Closing, as such, these costs of $1.2 million are recorded as an increase to accumulated deficit on the unaudited pro forma condensed combined balance sheet as of December 31, 2025.

(b)	To reflect (i) transaction costs incurred and expensed by Viskase subsequent to December 31, 2025 through the Closing date in the amount of $0.2 million, of which $0.2 million remained unpaid as of the Closing Date and are reflected as an increase to accounts payable, (ii) payment of $0.6 million of Viskase transaction costs on or prior to the Closing Date, which includes $0.5 million that were incurred prior to December 31, 2025 that were recorded in accounts payable in the historical Viskase balance sheet and $0.1 million that were incurred prior to December 31, 2025 that were recorded in accrued liabilities in the historical Viskase balance sheet. The $0.2 million of transaction costs incurred subsequent to December 31, 2025 but prior to the Closing are not deemed specific incremental costs directly attributable to the offering of securities and have been recorded as an increase to accumulated deficit.

(c)	To reflect the reclassification of shares of Enzon Common Stock that were issued and outstanding immediately prior to the Effective Time of the Merger following the Reverse Stock Split. These, shares, originally presented within the line item Enzon Common Stock, $0.01 par value are reclassified to the line item Combined Company Common Stock, $0.01 par value on the face of the pro forma unaudited condensed combined balance sheet. This reclassification is made as Enzon is referred to as the Combined Company following the Effective Time of the Merger.

Following the 1-for-100 Reverse Stock Split (see Note 3(f)), 742,005 shares of Enzon Common Stock were outstanding immediately prior to the Closing Date and were presented within the Enzon Common Stock, $0.01 par value line item (74,214,603 issued and outstanding shares of Enzon Common Stock divided by 100 results in 742,005 shares, following any adjustments for fractional shares) are reclassified to the line item Combined Company Common Stock, $0.01 par value. In addition, 5,707,228 shares of Enzon Common Stock issued in connection with the IEH Share Exchange and Series C Exchange Offer (see Note 3(i)) and presented within the Enzon Common Stock, $0.01 par value line item are similarly reclassified to the line item Combined Company Common Stock, $0.01 par value.

After adjustment 3(c) and adjustment 3(j), the unaudited pro forma condensed combined balance sheet reflects $0.1 million in Combined Company Common Stock, $0.01 par value.

(d)	To reflect Viskase’s repayment of $11.3 million of debt upon Closing. Enzon’s cash and cash equivalents was used to repay the aforementioned amount. Further, to reflect the loss on extinguishment of debt of $0.1 million under ASC 470, calculated as the excess of the cash paid on extinguishment of $11.3 million over the net carrying amount of the debt being repaid. The net carrying amount of $11.2 million is calculated as principal of $11.3 million, adjusted for the unamortized deferred financing costs associated with the debt of $0.1 million. The reacquisition price is the amount paid upon extinguishment of $11.3 million.

(e)	To reflect the payment on the Closing Date of the $0.4 million premium for Enzon’s directors’ and officers’ tail insurance policy.

(f)	To reflect the 1-for-100 Reverse Stock Split. After giving effect to the 1-for-100 Reverse Stock Split, 74,214,603 shares of Enzon Common Stock that were issued and outstanding were reduced to 742,005 shares, with any fractional shares being cashed out. As the Reverse Stock Split was effected without a change in the par value per share, Enzon Common Stock, $0.01 par value was reduced by $0.7 million. This amount reflects (i) a decrease of $0.7 million in Enzon Common Stock, $0.01 par value to remove the par value associated with the 74,214,603 shares outstanding prior to the Reverse Stock Split, offset by (ii) an increase of $7 thousand in Enzon Common Stock, $0.01 par value to record the par value of the 742,005 shares of Enzon Common Stock following the Reverse Stock Split. The resulting net reduction of $0.7 million in Enzon Common Stock, $0.01 par value and net increase of $0.7 million in additional paid-in-capital reflects the impact of the $0.7 million reduction to Enzon Common Stock, $0.01 par value, in the 1-for-100 Reverse Stock Split.

(g)	To reflect the prorated 5% increase in the aggregate Liquidation Preference (see Note 3(i)) of the Enzon Series C Preferred Stock from January 1, 2026 through the Closing Date on March 26, 2026, which provides for a 5% annual increase in Liquidation Preference, prorated for partial years, when a cash dividend is not paid.

(h)	To reflect the recapitalization of Viskase through the exchange of 160,479,226 shares of Viskase Common Stock for the right to receive 7,882,387 shares of Enzon Common Stock, based on the Exchange Ratio calculation of 0.049118. Further to reflect the elimination of Enzon’s historical accumulated deficit and Viskase’s treasury stock as part of the recapitalization.

The reverse recapitalization adjustment is determined as follows (in thousands):

Derecognition of Viskase Common Stock	$(1,605)
Derecognition of Viskase treasury stock	$298
Derecognition of Enzon's accumulated deficit(1)	$74,890
Issuance of Merger Consideration through the issuance of Combined Company Common Stock in accordance with the Exchange Ratio	$79
Net reduction of additional paid-in capital due to derecognition of Enzon's accumulated deficit and Viskase's historical equity and issuance of Combined Company Common Stock	$(73,662)

(1)	The derecognition of Enzon’s accumulated deficit of $74.9 million is determined as follows (in thousands):

Historical accumulated deficit of Enzon as of December 31, 2025	$(73,301)
Estimated transaction costs of Enzon through the estimated Closing Date, see 3(a) and 3(e)	$(1,600)
Interest and dividend income to be earned from December 31, 2025 through the Closing 3(aa)	$362
Estimated general and administration expenses from December 31, 2025 through the Closing 3(bb)	$(351)
Total adjustment to derecognize Enzon's accumulated deficit	$(74,890)

(i)	To reflect the exchange of Series C Preferred Stock for Enzon Common Stock through the (1) IEH Share Exchange and (2) Series C Exchange Offer.

(1)	The number of shares of Enzon Common Stock issued to IEH Parties in the IEH Share Exchange was determined as (A) the $44.3 million aggregate Liquidation Preference of the shares of Enzon Series C Preferred Stock beneficially owned by such IEH Party on the Closing Date divided by (B) the volume-weighted average price of Enzon Common Stock for the last 20 trading days prior to and including October 24, 2025 of $7.83, adjusted from $0.08 per share to take into account the Reverse Stock Split of 1-for-100. This resulted in the exchange of 39,277 shares of Enzon Series C Preferred Stock for 5,658,396 shares of Enzon Common Stock. This exchange results in a reduction of $44.3 million to Enzon Series C Preferred Stock, $0.01 par value, an increase of $0.1 million to Enzon Common Stock, $0.01 par value, and an increase of $44.2 million to additional paid-in capital.

(2)	Holders of 339 of the 723 shares of Series C Preferred Stock held by non-IEH parties immediately prior to the Series C Exchange Offer, elected to exchange their shares for shares of Enzon Common Stock. The number of shares of Enzon Common Stock issued to non-IEH Parties in the Series C Exchange Offer who elected to exchange was determined as (A) the $0.4 million aggregate Liquidation Preference of each share of Enzon Series C Preferred Stock divided by (B) the volume-weighted average price of Enzon Common Stock for the last 20 trading days prior to and including October 24, 2025 of $7.83, adjusted from $0.08 per share to take into account the Reverse Stock Split of 1-for-100. This resulted in the exchange of 723 shares of Enzon Series C Preferred Stock for 48,832 shares of Enzon Common Stock. This exchange results in a reduction of $0.4 million to Enzon Series C Preferred Stock, $0.01 par value, an increase of $1 thousand to Enzon Common Stock, $0.01 par value, and an increase of $0.4 million to additional paid-in capital.

4.	Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2025

The pro forma notes and adjustments are as follows:

Pro Forma Adjustments for Other Material Events:

(aa)	To reflect Enzon general and administrative costs from January 1, 2026 through the Closing (see Note 3(bb)).

Pro Forma Transaction Accounting Adjustments:

(a)	To reflect the removal of historical interest and dividend income attributable to Enzon’s invested cash and cash equivalents. The remaining Enzon cash and cash equivalents at Closing was transferred to Viskase’s operating account. For the purposes of making adjustments to the unaudited pro forma condensed combined statement of operations, any adjustments that were made to the unaudited pro forma condensed combined balance sheet were assumed to have been made on January 1, 2025. As the Closing was assumed to occur on January 1, 2025, no interest and dividend income was earned for pro forma purposes for the year ended December 31, 2025. This is a non-recurring item.

(b)	To reflect transaction costs of Enzon for certain accounting, auditing and other professional fees incurred in connection with the Merger that are not deemed directly attributable to the offering of securities. This is a non-recurring item.

(c)	To reflect the removal of historical dividends on Enzon Series C Preferred Stock that were exchanged in the IEH Share Exchange and Series C Exchange Offer as it is assumed these shares of Enzon Series C Preferred Stock were exchanged for Enzon Common Stock on January 1, 2025 for purposes of adjusting the unaudited pro forma condensed combined statement of operations. This is a non-recurring item.

(d)	To reflect expense recognized for the directors’ and officers’ tail insurance policy recorded in Note 3(e).

(e)	To reflect the reversal of historical interest expense and amortization of deferred financing costs for the year ended December 31, 2025 resulting from the repayment of certain Viskase debt obligations on the Closing. Additionally, to account for the loss on extinguishment of debt recognized in connection with this repayment. See Note 3(d) for further information. This is a non-recurring item.

(f)	To reflect transaction costs of Viskase for certain professional fees incurred in connection with the Merger that are not deemed directly attributable to the offering of securities. This is a non-recurring item.

(g)	To reflect an adjustment to income taxes as a result of the tax impact of certain pro forma adjustments using the effective tax rate for the Combined Company for the year ended December 31, 2025.

(h)	The pro forma basic and diluted net loss per share attributable to controlling interests for the year ended December 31, 2025, presented in the unaudited pro forma condensed combined statement of operations are based upon the number of shares of Enzon Common Stock that would be outstanding at Closing, assuming the Closing occurred on January 1, 2025.

Pro forma basic and diluted net loss per share attributable to controlling interests of the Combined Company is calculated as follows for the year ended December 31, 2025:

Year Ended December 31, 2025
Numerator:
Pro forma net loss	$(72,316,000)
Less: net loss attributable to noncontrolling interests	(161,000)
Pro forma net loss attributable to controlling interests	(72,155,000)
Less: dividends on Series C Preferred Stock(1)	(20,390)
Pro forma net loss attributable to common stockholders of Combined Company	$(72,175,390)
Denominator:
Assume exchange of Enzon Series C Preferred Stock for Enzon Common Stock and the conversion of Enzon Common Stock into Combined Company Common Stock effective January 1, 2024 as a result of assuming Closing of the Merger on January 1, 2024	5,707,228
Assume conversion of legacy Enzon Common Stock into Combined Company Common Stock effective January 1, 2024 as a result of assuming Closing of the Merger on January 1, 2024	742,005
Assume conversion of Viskase Common Stock into the right to receive Enzon Common Stock and the conversion of Enzon Common Stock into Combined Company Common Stock effective January 1, 2024 as a result of assuming Closing of the Merger on January 1, 2024	7,882,387
Pro forma weighted-average shares outstanding - basic and diluted	14,331,620
Pro forma net loss per share attributable to common stockholders of Combined Company - basic and diluted	$(5.03)

(1)	Pursuant to the IEH Share Exchange and Series C Exchange Offer, 39,616 of the 40,000 share of the issued and outstanding Series C Preferred Stock were exchanged for 5,707,228 shares of Enzon Common Stock. The 384 shares of Series C Preferred Stock that were not exchanged for shares of Enzon Common Stock remain outstanding. For the purpose of making adjustments to the unaudited pro forma condensed combined statement of operations, the IEH Share Exchange and Series C Exchange Offer were assumed to occur on January 1, 2025. As such, the dividends on Series C Preferred Stock were adjusted to reflect only the proportion of dividends on Series C Preferred Stock not exchanged for shares of Enzon Common Stock.

There were no antidilutive shares of the Combined Company for the year ended December 31, 2025.

5.	Conforming Accounting Policies and Reclassification Adjustments

The following items represent certain reclassification adjustments to conform the presentation of Enzon’s historical statement of operations for the year ended December 31, 2025 to the presentation of Viskase’s historical consolidated statement of operations for the year ended December 31, 2025. These reclassification adjustments have no impact on net loss for the year ended December 31, 2025, and are summarized below:

(a)	To reclassify Enzon’s historical general and administrative and transaction expenses into the selling, general and administrative line item.